Exhibit 99.B(g)(4)

March 2015

SEI Catholic Values Trust

BBH Global Services & Charges

March 2015

Global Custody Charges	3
Safekeeping & Transaction Charges	3
Additional Transaction Charges	5
Transaction Surcharges	5
Direct Debit Charges	6
Relationship Discounts	7
Overdraft Interest Charges	7
Out of Pocket Expenses	7
Billing	7
Assumptions and Parameters	8

Global Custody Charges

Safekeeping & Transaction Charges

The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions. Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets. Non-STP transactions will incur a surcharge as indicated under transaction surcharges. Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	6	40
Australia	1	25
Austria	1	25
Bahrain	65	125
Bangladesh	45	100
Belgium	1	25
Bermuda	20	75
Bolivia	XX	XX
Botswana	45	100
Brazil	6	35
Bulgaria	20	95
Canada	0.8	8
Cayman Islands	1	10
Chile	6	35
China	10	85
Colombia	20	80
Costa Rica	30	65
Croatia	50	85
Cyprus	6	50
Czech Republic	8	50
Denmark	1	20
Dominican Republic	10	60
Egypt	15	70
Ecuador	50	100
El Salvador	XX	XX
Estonia	45	100
Macedonia	XX	XX
Malaysia	4	40
Malta	20	65
Mauritius	50	115
Mexico	2	20
Morocco	22	100
Namibia	35	100
Netherlands	1	17
New Zealand	1	25
Nigeria	85	100
Norway	1	20
Oman	65	125
Pakistan	30	80
Palestine	65	150
Panama	XX	XX
Papua New Guinea	25	100
Peru	20	80
Philippines	3	50
Poland	7	40
Portugal	3	25
Qatar	60	150
Romania	50	100
Russia	18	100
Saudi Arabia	N/A	N/A
Serbia	N/A	N/A
Singapore	2	40

Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Euroclear/Clearstream	1	9
Finland	1	20
France	0.8	17
Germany	0.8	17
Ghana	55	100
Greece	10	30
Hong Kong	2	25
Hungary	8	50
Iceland	10	75
India	5	40
Indonesia	6	40
Ireland	1	20
Israel	9	50
Italy	1	17
Ivory Coast	50	155
Jamaica	N/A	N/A
Japan	0.8	8
Jordan	50	125
Kazakhstan	50	100
Kenya	40	125
Kuwait	N/A	N/A
Latvia	30	100
Lebanon	45	100
Lithuania	40	100
Luxembourg	2.5	35
Slovak Republic	45	100
Slovenia	50	110
South Africa	1	30
South Korea	1	20
Spain	1	30
Sri Lanka	35	90
Swaziland	45	100
Sweden	1	20
Switzerland	0.8	15
Taiwan	4	30
Thailand	4	40
Trinidad	45	100
Tunisia	45	100
Turkey	8	50
Uganda	N/A	N/A
Ukraine	35	100
United Arab Emirates	65	100
United Kingdom	0.65	8
United States	0.1	3.5
Uruguay	65	100
Venezuela	45	100
Vietnam	55	100
Virgin Islands	N/A	N/A
Zambia	45	100
Zimbabwe	45	100

NOTE:

1. Unpriced fixed income instruments are valued at par.
2. Unpriced asset backed instruments are valued at current face.
3. Transaction charge is assessed per partial settlement.
4. US is defined as DTC, FRB, and NY Vault held assets.
5. Assets held away incur transactions and asset charges at the US market rate.

Should the monthly asset based fees, generated by each account, not exceed the individual account minimum a monthly account minimum will be applied.

Type	Monthly Minimum (USD)
Primary Account	n/a
Sub Account	n/a
Segregated W-9 sub accounts	n/a

Additional Transaction Charges

The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions

US Trade Cancel	$3.50
Non-US Trade Cancel	$7.50
Repurchase Agreement	$3.50
Commercial Paper	$3.50
Physical Securities Settlement	$30.00

Cash Transactions

Non USD Wire Payment (Debit or Credit)	$7.50
Transfer of Cash between Accounts (Book Transfer)	$3.00
Cashier Checks	$5.00
Time Deposit	$3.50
Paydowns	$3.50

Corporate Actions

Tax Reclaim	$3.50
Maturity	$3.50
Proxy Announcement (Non US)	$5.00
Proxy Vote (Non US)	$5.00
MT599	$5.00

NOTE:

6.              A vault transfer is an instruction to deliver and receive securities free of payment between two client’s accounts. Delivering and receiving accounts must be clearly identified in the instruction to qualify for the vault transfer rate.

Transaction Surcharges

The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions

Manual Trade	N/A
Repaired Trade	N/A

Cash Transactions

Manual Cash Movement	N/A
3rd Party Foreign Exchange	N/A

NOTE:

7.              For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.

8.              Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items

9.              Repaired Trade surcharge are only applied to client instruction issues only.

Direct Debit Charges

The additional transaction charges are assessed directly to the agreed upon account at the time of transaction. These items will not appear on your monthly invoice but will appear on periodic transaction statements produced by BBH and via any on-line account management systems.

Transaction Type	Charge (USD)
Corporate Actions

EDS Election Service	150
ADR Pick Up	50
ADR Conversion/Cancellation	100
US Withholding Tax Adjustments	50
Worthless Securities	150

Miscellaneous

Restricted Securities Investigation	500
Restricted Securities Lifting	100

Relationship Discounts

The following additional discounts will apply based on the aggregation of assets across: SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Global Master Fund plc, SEI Global Assets Fund plc, SEI Global Investments Fund plc, New Covenant Funds, SEI Structured Credit Fund LP, SEI Advisor Managed Trust, and SEI Investments Distribution Co.

Foreign Asset Discount

< $5 billion	NA
$5-10 billion	5%
$10-20 billion	10%
$20-40 billion	12.5%
> $40 billion	15%

Total Asset Discount

< $10 billion	10%
$10-20 billion	15%
$20-30 billion	17.5%
$30-40 billion	20%
$40-50 billion	22.5%
> $50 billion	25%

Overdraft Interest Charges

BBH charges USD overdrafts using 30 day LIBOR as the rate basis, plus a standard Overdraft basis point spread in the table below.

Non USD overdraft interest is calculated at the BBH Base Rate plus a standard Overdraft basis point spread in the table below.

Type	Standard Basis Point (bp)
Overdraft	200bp spread

BBH Base Rates are set daily reflecting BBH’s effective trading rate in the local money markets on each day. In those markets where a true money market rate is not available, or is not reflective of the market, the BBH Treasury Group sets overdraft rates on a market-by-market basis, taking into consideration market standards and conditions.

Overdraft interest accrues daily and posts monthly to the agreed upon account on the last day of the month with next day funds based on adjusted available balances.

Out of Pocket Expenses

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

Billing

Fees are payable on a monthly basis in US Dollars.

BBH will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

Assumptions and Parameters

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above are offered contingent upon the information provided and assume the actual experience will not be materially different from projected activity. BBH reserves the right to modify this fee schedule as additional markets and/or services are introduced.

The Catholic Values Trust agrees to pay Brown Brothers Harriman & Co. the fees in the amount set forth in the fee schedule in effect on the date hereof or as amended from time to time.

Accepted and agreed:

Fee Schedule Effective Date: March 31, 2015

SEI Catholic Values Trust

By:	/s/ Stephen G. MacRae

Name:	Stephen G. MacRae

Date:	4/8/2015

Brown Brothers Harriman & Co.

By:	/s/ Elizabeth E. Prickett

Name:	Elizabeth E. Prickett

Date: